[LETTERHEAD OF SAPP & SAPP, P.C.]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in the section "Changes In and Disagreements with Accountants on Accounting and Financial
Disclosures" of Pure Steel's Form SB-2, amendment 3
dated April 9, 2002

/s/Sapp & Sapp, P.C.
SAPP & SAPP, P.C.
Phoenix, Arizona
April 9, 2002